                                                                  EXECUTION COPY



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                                  $200,000,000

                                CREDIT AGREEMENT

                           Dated as of August 8, 1997

                                     among

                            THE JOHN NUVEEN COMPANY,
                                  as Borrower,


                           THE LENDERS NAMED HEREIN,


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Agent,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION

                                      and

                           THE CHASE MANHATTAN BANK,
                                  as Co-Agents



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                                  Arranged By

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                              TABLE OF CONTENTS



ARTICLE I    DEFINITIONS...................................................... 1

ARTICLE II   THE CREDITS...................................................... 13
    2.1.     Advances......................................................... 13
    2.2.     Ratable Loans.................................................... 13
    2.3.     Types of Advances................................................ 13
    2.4.     Facility Fee; Reductions in Aggregate Commitment................. 14
    2.5.     Minimum Amount of Each Advance................................... 14
    2.6.     Optional Principal Payments...................................... 14
    2.7.     Method of Selecting Types and Interest Periods for New Advances.. 14
    2.8.     Conversion and Continuation of Outstanding Advances.............. 15
    2.9.     Changes in Interest Rate, etc.................................... 15
    2.10.    Rates Applicable After Default................................... 16
    2.11.    Method of Payment................................................ 16
    2.12.    Notes; Telephonic Notices........................................ 16
    2.13.    Interest Payment Dates; Interest and Fee Basis................... 16
    2.14.    Notification of Advances, Interest Rates, Prepayments and
             Commitment Reductions............................................ 17
    2.15.    Lending Installations............................................ 17
    2.16.    Non-Receipt of Funds by the Agent................................ 17
    2.17.    Taxes............................................................ 17
    2.18.    Agent's Fees..................................................... 18

ARTICLE III  CHANGE IN CIRCUMSTANCES.......................................... 19
    3.1.     Yield Protection................................................. 19
    3.2.     Changes in Capital Adequacy Regulations.......................... 19
    3.3.     Availability of Types of Advances................................ 20
    3.4.     Funding Indemnification.......................................... 20
    3.5.     Lender Statements; Survival of Indemnity......................... 20

ARTICLE IV   CONDITIONS PRECEDENT............................................. 21
    4.1.     Initial Loans.................................................... 21
    4.2.     Each Future Advance.............................................. 22

ARTICLE V    REPRESENTATIONS AND WARRANTIES................................... 23
    5.1.     Corporate Existence; Conduct of Business......................... 23
    5.2.     Authorization and Validity....................................... 23
    5.3.     Compliance with Laws and Contracts............................... 23
    5.4.     Governmental Consents............................................ 24
    5.5.     Financial Statements............................................. 24
    5.6.     Material Adverse Change.......................................... 24


   5.7.     Taxes........................................................ 24
   5.8.     Litigation and Contingent Obligations........................ 25
   5.9.     Subsidiaries................................................. 25
   5.10.    ERISA........................................................ 25
   5.11.    Defaults..................................................... 25
   5.12.    Federal Reserve Regulations.................................. 26
   5.13.    Investment Company; Public Utility Holding Company........... 26
   5.14.    Certain Fees................................................. 26
   5.15.    Ownership of Properties...................................... 26
   5.16.    Material Agreements.......................................... 26
   5.17.    Insurance.................................................... 27
   5.18.    Disclosure................................................... 27

ARTICLE VI  COVENANTS.................................................... 27
   6.1.     Financial Reporting.......................................... 27
   6.2.     Use of Proceeds.............................................. 29
   6.3.     Notice of Default............................................ 29
   6.4.     Conduct of Business.......................................... 29
   6.5.     Taxes........................................................ 29
   6.6.     Insurance.................................................... 30
   6.7.     Compliance with Laws......................................... 30
   6.8.     Maintenance of Properties.................................... 30
   6.9.     Inspection................................................... 30
   6.10.    Ownership of Subsidiaries.................................... 30
   6.11.    Indebtedness................................................. 30
   6.12.    Merger....................................................... 31
   6.13.    Sale of Assets............................................... 31
   6.14.    Sale of Accounts............................................. 31
   6.15.    Investments and Purchases.................................... 31
   6.16.    Contingent Obligations....................................... 32
   6.17.    Liens........................................................ 32
   6.18.    Affiliates................................................... 33
   6.19.    Change in Corporate Structure; Fiscal Year................... 33
   6.20.    Inconsistent Agreements...................................... 33
   6.21.    Financial Covenants.......................................... 33
            6.21.1.  Minimum Net Worth................................... 33
            6.21.2.  Leverage Ratio...................................... 33
   6.22.    Nuveen & Co. Net Capital..................................... 34
   6.23.    ERISA Compliance............................................. 34

ARTICLE VII DEFAULTS..................................................... 34
   7.1.     Representation or Warranty................................... 34
   7.2.     Non-Payment.................................................. 34
   7.3.     Specific Defaults............................................ 34


   7.4.       Other Defaults.......................................... 34
   7.5.       Cross-Default........................................... 34
   7.6.       Insolvency; Voluntary Proceedings....................... 35
   7.7.       Involuntary Proceedings................................. 35
   7.8.       Judgments............................................... 35
   7.9.       Change in Control....................................... 35
   7.10.      SIPC.................................................... 35
   7.11.      Nuveen & Co............................................. 36
   7.12.      ERISA................................................... 36

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.......... 36
   8.1.       Acceleration............................................ 36
   8.2.       Amendments.............................................. 36
   8.3.       Preservation of Rights.................................. 37

ARTICLE IX    GENERAL PROVISIONS...................................... 37
   9.1.       Survival of Representations............................. 37
   9.2.       Governmental Regulation................................. 37
   9.3.       Taxes................................................... 37
   9.4.       Headings................................................ 38
   9.5.       Entire Agreement........................................ 38
   9.6.       Several Obligations; Benefits of this Agreement......... 38
   9.7.       Expenses; Indemnification............................... 38
   9.8.       Numbers of Documents.................................... 38
   9.9.       Accounting.............................................. 38
   9.10.      Severability of Provisions.............................. 39
   9.11.      Nonliability of Lenders................................. 39
   9.12.      CHOICE OF LAW........................................... 39
   9.13.      CONSENT TO JURISDICTION................................. 39
   9.14.      WAIVER OF JURY TRIAL.................................... 39
   9.15.      Disclosure.............................................. 40
   9.16.      Counterparts............................................ 40

ARTICLE X     THE AGENT............................................... 40
   10.1.      Appointment............................................. 40
   10.2.      Powers.................................................. 40
   10.3.      General Immunity........................................ 40
   10.4.      No Responsibility for Loans, Recitals, etc.............. 40
   10.5.      Action on Instructions of Lenders....................... 41
   10.6.      Employment of Agents and Counsel........................ 41
   10.7.      Reliance on Documents; Counsel.......................... 41
   10.8.      Agent's Reimbursement and Indemnification............... 41
   10.9.      Notice of Default....................................... 42
   10.10.     Rights as a Lender...................................... 42


   10.11.     Lender Credit Decision.................................. 42
   10.12.     Successor Agent......................................... 42
   10.13.     Co-Agents............................................... 43

ARTICLE XI    SETOFF; RATABLE PAYMENTS................................ 43
   11.1.      Setoff.................................................. 43
   11.2.      Ratable Payments........................................ 43

ARTICLE XII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....... 43
   12.1.      Successors and Assigns.................................. 43
   12.2.      Participations.......................................... 44
              12.2.1.  Permitted Participants; Effect................. 44
              12.2.2.  Voting Rights.................................. 44
              12.2.3.  Benefit of Setoff.............................. 44
   12.3.      Assignments............................................. 45
              12.3.1.  Permitted Assignments.......................... 45
              12.3.2.  Effect; Effective Date......................... 45
   12.4       Confidentiality......................................... 45
   12.5.      Tax Treatment........................................... 46

ARTICLE XIII  NOTICES................................................. 46
   13.1.      Giving Notice........................................... 46
   13.2.      Change of Address....................................... 47

                                   EXHIBITS


Exhibit A (Article 1)          Revolving Credit Note
Exhibit B (Section 6.1(d))     Compliance Certificate
Exhibit C (Section 12.3.1)     Assignment Agreement




                                  SCHEDULES


Schedule 5.9   -    Subsidiaries
Schedule 5.10  -    ERISA

                                CREDIT AGREEMENT


     This Credit Agreement, dated as of August 8, 1997, is among THE JOHN NUVEEN COMPANY, a Delaware corporation, the Lenders (as hereinafter defined), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and THE CHASE MANHATTAN BANK, individually and as Co-Agents.


                                R E C I T A L S:

     A. The Borrower has requested the Lenders to provide a revolving credit facility to it in the aggregate principal amount of $200,000,000, the proceeds of which the Borrower will use to repay the First Chicago Demand Loan (as hereinafter defined) and for the general corporate purposes of the Borrower and its Subsidiaries, including acquisitions, share repurchases and asset purchases; and

     B. The Lenders are willing to extend such credit facility on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement:

     "Advance" means a borrowing pursuant to Section 2.1 consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder. The initial Aggregate Commitment is $200,000,000.

     "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the Financial Statements.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

     "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

     "Annual Operating Cash Flow" means, as at any Fiscal Quarter end, EBITDA for the four consecutive fiscal quarters then ended.

     "Applicable Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Leverage Ratio of the Borrower shall fall within the indicated ranges:


                     Leverage Ratio                     Applicable Margin
               --------------------------               -----------------
               Greater than
               or Equal to         But less than
               -----------         -------------
Level I ----               1.0:1.0                  .18%
Level II       1.0:1.0                2.0:1.0                 .21%
Level III      2.0:1.0                -------                 .24%


The Leverage Ratio shall be calculated by the Borrower as of the end of each of its Fiscal Quarters commencing September 30, 1997 and shall be reported to the Agent pursuant to a certificate executed by the chief financial officer of the Borrower and delivered in accordance with Section 6.1(d) hereof. The Applicable Margin shall be adjusted, if necessary, quarterly as of the tenth day after the earlier of the date of delivery or the required delivery date for the certificate provided for above; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered by the tenth day after the required delivery date, then the

Applicable Margin shall be equal to .24% for the relevant quarter. Until adjusted as described above after September 30, 1997, the Applicable Margin shall be equal to .21%; provided that if the Borrower shall deliver a certificate demonstrating a Leverage Ratio at Level I for the June 30, 1997 Fiscal Quarter, then the Applicable Margin shall be .18% from the date of delivery of such certificate until adjusted as described above after September 30, 1997. The Applicable Margin in regard to a Eurodollar Loan for any Interest Period shall be that in effect on the first day of such interest period and shall not change during such Interest Period.

     "Arranger" means First Chicago Capital Markets, Inc. and its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the chief executive officer, president or chief financial officer of the Borrower, acting singly.

     "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower" means The John Nuveen Company, a Delaware corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.7.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "CFTC" means the Commodities Future Trading Commission and any successor entity.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 3.2.

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower, or (b) The St. Paul Companies, Inc., or a successor acceptable to each of the Lenders, shall cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind at least 50.1% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the directors of the Borrower, or (c) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

     "Co-Agents" mean collectively Bank of America National Trust and Savings Association and The Chase Manhattan Bank in their capacities as Co-Agents for the Lenders and not in their individual capacities as Lenders.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.8.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

     "Default" means an event described in Article VII.

     "Distribution Receivables" means advanced sales commissions reflected on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles representing fees, commissions or other amounts payable by registered investment companies sponsored or advised by John Nuveen & Co. Incorporated ("Nuveen & Co.") or any Affiliate thereof relating to the distribution of such investment companies' shares.

     "EBITDA" means, for any applicable computation period, the Borrower's and Subsidiaries' Net Income on a consolidated basis from continuing operations, plus (a) income and franchise taxes paid or accrued during such period, (b) interest expenses accrued during such period, and (c) amortization and depreciation and other non-cash charges deducted in determining Net Income for such period, all determined and computed in accordance with Agreement Accounting Principles.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Advance" means an Advance which bears interest at the LIBOR
Rate.

     "Eurodollar Loan"  means a Loan which bears interest at the LIBOR Rate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Facility Fee" is defined in Section 2.4.

     "Facility Fee Percentage" means per annum (a) 0.07% for any day on which Level I status exists, (b) 0.09% for any day on which Level II status exists and (c) 0.11% for any day on which Level III status exists (as such Levels are designated in the definition of "Applicable Margin"). The Facility Fee Percentage shall be adjusted concurrently with any adjustment of the Applicable Margin. Until so adjusted after the date hereof, the Facility Fee Percentage shall be equal to 0.09%.

     "Facility Termination Date" means August 8, 2000 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Base Rate" means, for any day, an interest rate per annum equal to the sum of (a) 1/8 of 1%, plus (b) either (i) the rate determined by the Agent to be the federal funds rate which appears on Dow Jones Markets Page 4833 as of 11:00 a.m. (Chicago time) on such day or (ii) if such rate does not appear on Dow Jones Markets Page 4833, the rate determined by the Agent to be the average of the quotations at approximately 11:00 a.m. (Chicago time) on such day on overnight federal funds transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Federal Funds Rate" means, for any day, the sum of (a) the Applicable Margin in effect for such day and (b) the Federal Funds Base Rate for such day.

     "Federal Funds Rate Advance" means an Advance which bears interest at the Federal Funds Rate.

     "Federal Funds Rate Loan" means a Loan which bears interest at the Federal Funds Rate.

     "Financial Statements" is defined in Section 5.5.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "First Chicago Demand Loan" means the Indebtedness evidenced by that certain Master Note of the Borrower dated July 14, 1997 in the maximum principal amount of $35,000,000 payable to the order of First Chicago (the "Master Note"), together with the line of credit letter related thereto dated July 14, 1997 between the Borrower and First Chicago.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

     "Floating Rate Advance" means an Advance which bears interest at the Alternate Base Rate or the Federal Funds Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Alternate Base Rate or the Federal Funds Rate.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal and any board of insurance, insurance department or insurance commissioner) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred or additional purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade) as such amounts, if any, become determinable, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments,
(e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, or three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, or third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "LIBOR Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate at which deposits in U.S. dollars are offered as shown on screen "LR" of Bloomberg as of 10 a.m. (London time) two Business Days prior to the first day of such Interest Period; and if no such offered rate exists, "LIBOR Base Rate" means the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 10 a.m. (London time) two Business Days prior to the first day of such Interest Period, in each case in the approximate amount of the relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "LIBOR Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the LIBOR Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Level" means any of the three ratio ranges applicable to the Leverage Ratio as set forth in the table contained in the definition of "Applicable Margin."

     "Leverage Ratio" means, as determined as of the end of any Fiscal Quarter, the ratio of (a) Net Debt at such time to (b) Annual Operating Cash Flow.

     "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

     "Loan Documents" means this Agreement, the Notes and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "MSRB" means the Municipal Securities Rulemaking Board or any successor entity.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or other), performance or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or
(c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NYSE" means the New York Stock Exchange, Inc.

     "Net Debt" means the aggregate outstanding principal balance of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis required to be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles minus short-term Indebtedness of up to $200,000,000 used to finance temporary Investments in variable rate demand obligations arising in connection with remarketing activities of the Borrower and its Subsidiaries.

     "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with Agreement Accounting Principles.

     "Net Worth" means at any date the consolidated common stockholders' equity of the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Note" means a promissory note in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents.

     "Participants" is defined in Section 12.2.1.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

     "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 60% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 60% of the aggregate unpaid principal amount of the outstanding Loans.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "SIPC" means the Securities Investor Protection Corporation or any successor entity.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Seed Money" means Investments constituting the initial investment in any registered investment company sponsored by Nuveen & Co. or any Affiliate thereof made by Nuveen Advisory Corp. ("Nuveen Advisory"), Nuveen Institutional Advisory Corp. ("Nuveen Institutional") or any Affiliate thereof pursuant to
Section 14(a) (or any successor provision) of the Investment Company Act, without regard to any minimum investment requirements under said Section 14(a).

     "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or 20% of the Net Income of the Borrower and its Subsidiaries for the 12-month period ending as of the end of the quarter next preceding the date of determination.

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, a Federal Funds Rate Advance or a Eurodollar Advance.

     "UIT" means a unit investment trust consisting of a portfolio of municipal bonds or taxable securities.

     "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE CREDITS

     2.1. Advances. (a) From and including the date hereof to but excluding the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its pro-rata share of the Aggregate Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to the Facility Termination Date.

     (b) The Borrower hereby agrees that if at any time, as a result of reductions in the Aggregate Commitment pursuant to Section 2.4 or otherwise, the aggregate balance of the Loans exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

     (c) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by the Notes. Although the Notes shall be dated the date of the initial Advance, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Note shall be equal to the applicable Lender's Commitment, each Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loan at the time evidenced thereby.

     (d) All Advances and all Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable, on the Facility Termination Date.

     2.2. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.3. Types of Advances. The Advances may be Alternate Base Rate Advances, Federal Funds Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8.

     2.4. Facility Fee; Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee ("the "Facility Fee") in an amount equal to the Facility Fee Percentage times the daily average Commitment of such Lender (regardless of usage) from the date hereof to and including the Facility Termination Date, payable quarterly in arrears on the first Business Day following the end of each calendar quarter hereafter and on the Facility Termination Date. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

     2.5. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that (a) any Floating Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than five (5) Eurodollar Advances be permitted to be outstanding at any time.

     2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. Subject to Section 3.4 and upon like notice, a Eurodollar Advance may be paid prior to the last day of the applicable Interest Period in a minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

     2.7. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

        (a)  the Borrowing Date of such Advance, which shall be a Business Day;

        (b)  the aggregate amount of such Advance;

        (c)  the Type of Advance selected; and

        (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date;

provided, however, that with respect to the initial Advance, the Borrowing Notice shall be delivered to the Agent not later than 1:00 p.m. (Chicago time) one Business Day before the date of the initial Advance and shall be for a Floating Rate Advance. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article
XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.8. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are repaid or are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) on such Business Day in the case of a conversion into a Floating Rate Advance, or at least three (3) Business Days prior to the date of the requested conversion or continuation in the case of a conversion into or continuation of a Eurodollar Advance, specifying:

        (a) the requested date of such conversion or continuation, which shall be a Business Day;

        (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

        (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

     2.9. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate or the Federal Funds Rate, as the case may be. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

     2.10. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.7 or 2.8, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Eurodollar Advance and Floating Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the Alternate Base Rate plus two percent (2%) per annum; provided, however, that such increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.

     2.11. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

     2.12. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on its books and records in accordance with its usual practices; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer or any person or persons designated by an Authorized Officer in writing to the Agent which the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on the first day of each month, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365- or 366-day year, as the case may be. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate or the Federal Funds Rate.

     2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.16. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.17. Taxes. (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on the Agent or any Lender by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 2.17. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section
2.17 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

        (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.18. Agent's Fees. The Borrower shall pay to the Agent those fees, in addition to the Facility Fees referenced in Section 2.4(a), in the amounts and at the times separately agreed to between the Agent and the Borrower.

                                 ARTICLE III

                           CHANGE IN CIRCUMSTANCES

     3.1. Yield Protection. If, after the date hereof, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

        (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Loans or other amounts due it hereunder, or

        (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

        (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with any Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received by it, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment; provided that the Borrower shall not be required to pay any such expense or reimburse for reduced amounts received more than 180 days prior to the date of demand.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided that the Borrower shall not be required to pay such amount with respect to any shortfall incurred more than 180 days prior to the date of demand. "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive

(whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If (a) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining such Eurodollar Advances, then (x) in the case of clause (a) above, the Agent shall suspend the availability of Eurodollar Advances from such Lender and require any (1) outstanding Eurodollar Loans from affected Lender to be promptly converted into Alternate Base Rate Loans and (2) future Eurodollar Loans from such Lender to be funded as Alternate Base Rate Loans for the future Interest Periods until the conditions described in clause (a) cease to exist, and (y) in the case of clause (b) above, the Agent shall suspend the availability of Eurodollar Advances until such unavailability or cost problem ceases to exist and require that the Eurodollar Advances affected be converted to Alternate Base Rate Advances on the last day of the applicable Interest Period.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost (but not lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrower to such Lender under Sections 2.17, 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under
Section 2.17, 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be presumptively correct and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

     4.1. Initial Loans. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied, in each case on or before September 15, 1997:

        (a) Charter Documents; Good Standing Certificates. Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, certified by the Secretary of State of Delaware, together with a good standing certificate issued by the Secretary of State of Delaware and the Secretary of State of Illinois.

        (b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

        (c) Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

        (d) Officer's Certificate. A certificate, dated the date of this Agreement, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of any Loans hereunder) no Default or Unmatured Default has occurred and is continuing and (ii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date.

        (e) Legal Opinions. A written opinion of (i) Gardner, Carton & Douglas, counsel to the Borrower, and (ii) Larry W. Martin, Vice President and Assistant General Counsel of Nuveen & Co., addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

        (f) Notes. Notes payable to the order of each of the Lenders duly executed by the Borrower.

        (g) Loan Documents. Executed originals of this Agreement and each of the other Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

        (h) Financial Statements. Copies of the Financial Statements and the FOCUS Reports referred to in Section 5.5.

        (i) Letter of Direction. Written money transfer instructions with respect to the initial Advance and, until otherwise instructed, as to future Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

        (j) First Chicago Demand Loan. The First Chicago Demand Loan shall be fully paid on the date of the initial Advance with the proceeds from such Advance, and the Master Note relating to such Loan shall be surrendered to, and canceled by, the Borrower.

        (k) Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent due and payable on or prior to the execution of this Agreement, including, but not limited to, the fees referred to in Section 2.18 and, to the extent invoiced, the attorneys' fees, time charges and disbursements referred to in Section 9.7.

        (l) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

     4.2. Each Future Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

        (a) There exists no Default or Unmatured Default and none would result from such Advance;

        (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date (provided that the Borrower may update
Schedule 5.9 from time to time as appropriate); and

        (c) A Borrowing Notice shall have been properly submitted.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in
Section 4.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B hereto as a condition to making an Advance.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. Corporate Existence; Conduct of Business. Each of the Borrower and each Subsidiary (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation,
(b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified will not have a Material Adverse Effect, and (c) possesses all licenses, registrations and authorizations from and with any Governmental Authority, self-regulatory organization or securities exchange necessary or material to the conduct of its business as presently conducted. Nuveen & Co. is (a) a broker-dealer duly registered under the Exchange Act, (b) a member in good standing of the NASD, (c) not in arrears in regard to any assessment of the SIPC, and (d) has received no notice from the SEC, MSRB, NASD or any other Governmental Authority, self-regulatory organization or securities exchange of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity. The Borrower has all requisite power and authority (corporate and otherwise) to execute and deliver each of the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity limiting the availability of equitable remedies.

     5.3. Compliance with Laws and Contracts. The Borrower and its Subsidiaries have complied in all material respects with all applicable laws, statutes, and rules, regulations, orders and restrictions of any Governmental Authority, self-regulatory organization or securities exchange having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties (including, without limitation, the Exchange Act, the Advisers Act, the Investment Company Act and the applicable rules and regulations of the SEC, NASD, NYSE, MSRB and CFTC), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans, the consummation of any transaction contemplated by the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, T, U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by Section 6.17) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require the consent or approval of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not have a Material Adverse Effect.

     5.4. Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any Governmental Authority, self-regulatory organization or securities exchange is necessary or required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans, or the consummation of any other transaction contemplated by the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequence of which default or violation could reasonably be expected to have a Material Adverse Effect.

     5.5. Financial Statements. The Borrower has heretofore furnished to each of the Lenders (a) the December 31, 1996 audited consolidated financial statements of the Borrower and its Subsidiaries, (b) the March 31, 1997 unaudited consolidated financial statements of the Borrower and its Subsidiaries, and (c) the December 31, 1996 audited financial statements for each of Nuveen & Co., Nuveen Advisory and Nuveen Institutional (collectively, the "Financial Statements"). The Borrower has also heretofore furnished to each of the Lenders the December 31, 1996, March 31, 1997 and June 30, 1997 quarterly Financial and Operational Combined Uniform Single (FOCUS) Reports of Nuveen & Co. (the "FOCUS Reports"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition, results of operations, changes in stockholders' equity and cash flows of the Borrower and its Subsidiaries (or of the applicable Subsidiary, as the case may be) at such dates and for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments). The FOCUS Reports are correct and complete in all material respects and conform in all material respects to Exchange Act requirements and applicable SEC rules and regulations.

     5.6. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise), performance, or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since December 31, 1996.

     5.7. Taxes. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable state tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. As of the date hereof, the United States income tax returns of the Borrower on a consolidated basis have been audited by the Internal Revenue Service through its Fiscal Year ending December 31, 1990 and, to the Borrower's knowledge, there are no pending audits or investigations regarding the Borrower's or its Subsidiaries' federal, state or local tax returns which could reasonably be expected to have a Material Adverse

Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

     5.8. Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or investigation by any Governmental Authority, self-regulatory organization or securities exchange pending or, to the knowledge of any of the Borrower's officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective Properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or the consummation of the transactions contemplated by this Agreement. Neither the Borrower nor any Subsidiary has any material contingent obligations not provided for or disclosed in the Financial Statements.

     5.9. Subsidiaries. Schedule 5.9 hereto contains an accurate list of all of the Borrower's existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries. Except as set forth on Schedule 5.9 and except for Seed Money, as of the date hereof, the Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in, any Person other than such Subsidiaries.

     5.10. ERISA. Except as disclosed on Schedule 5.10, neither the Borrower nor any other member of the Controlled Group maintains any Single Employer Plans, and no Single Employer Plan has any Unfunded Liability. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or
Section 302 of ERISA or the terms of such Plan which could reasonably be expected to be in excess of $5,000,000. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

     5.11. Defaults. No Default or Unmatured Default has occurred and is continuing.
     5.12. Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, Regulation T, Regulation U or Regulation X. Neither the making of any Advance hereunder or the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

     5.13. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

     5.14. Certain Fees. No broker's or finder's fee or commission was, is or will be payable by the Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for any broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to any of the transactions contemplated by this Agreement.

     5.15. Ownership of Properties. The Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.17, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof and such defects of title and Liens as could not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect.

     5.16. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower, (c) repay loans or advances from the Borrower or (d) grant Liens to the Agent to secure the Obligations. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.17. Insurance. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

     5.18. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents, taken as a whole, or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary pursuant to this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

        (a As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries and for Nuveen & Co., and to the extent available, for Nuveen Advisory, Nuveen Institutional, Nuveen Asset Management Inc. ("Nuveen Asset Management") and, after the consummation of its acquisition by the Borrower, Rittenhouse Financial Services Inc. ("Rittenhouse"), including balance sheets as of the end of such period and related statements of income, and changes in stockholders' equity (to the extent available for entities other than the Borrower) and cash flows (provided that so long as the common stock of the Borrower is listed for trading on the NYSE, the foregoing requirement as to the Borrower's consolidated financial statements may be satisfied by the delivery of the Borrower's Annual Report to Stockholders and its

Annual Report on Form 10-K filed with the SEC containing such information), and accompanied by (i) any management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

        (b As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, and for each of Nuveen & Co., Nuveen Advisory, Nuveen Institutional, Nuveen Asset Management and, after the consummation of its acquisition by the Borrower, Rittenhouse, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, changes in stockholders' equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer (provided that so long as the common stock of the Borrower is listed for trading on the NYSE, the foregoing requirement as to the Borrower's consolidated financial statements may be satisfied by the delivery of the Borrower's Quarterly Report on Form 10-Q as filed with the SEC containing such information; and provided further, that the foregoing requirement as to the quarterly financial statements of Nuveen & Co., Nuveen Advisory and Nuveen Institutional may be satisfied by the delivery of Form 17-H of Nuveen & Co. and its Materially Associated Persons for each Fiscal Quarter (including the fourth Fiscal Quarter) as filed with the SEC containing such information).

        (c As soon as practicable and in any event within 25 days after the close of each Fiscal Quarter of each of its Fiscal Years, the FOCUS report for such Fiscal Quarter filed by Nuveen & Co. with the SEC.

        (d Together with the financial statements required by clauses (a) and (b) above, and additionally for purposes of determining the Applicable Margin within 45 days after the close of the fourth Fiscal Quarter of each Fiscal Year (which preliminary determination shall be subject to adjustment upon receipt of audited annual financial statements (or Form 10-K) and shall not be deemed to constitute a misrepresentation or breach if prepared in good faith and the audited numbers differ from the unaudited fourth quarter results), a compliance certificate in substantially the form of Exhibit B hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

        (e As soon as possible and in any event within 10 days after any officer of the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

        (f As soon as possible and in any event within 10 days after any officer of the Borrower learns thereof, notice of the assertion or commencement of any claim, action, litigation, suit or proceeding against or affecting the Company or any Subsidiary, including any investigation or proceeding commenced by the SEC, NASD, MSRB, NYSE or any other Governmental Authority, self-regulatory organization or securities exchange, which could have a Material Adverse Effect.

        (g Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

        (h Within 15 days after the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

        (i Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to repay the First Chicago Demand Loan and to meet the general corporate needs of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock in violation of Regulation G, Regulation T, Regulation U or Regulation X, or to finance the Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

     6.3. Notice of Default. Within 5 days after any officer of the Borrower has knowledge thereof, the Borrower will give notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) any other event or development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, (a) subject to Section 6.12(c), preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, (b) maintain all registrations, licenses, consents, approvals and authorizations from and with any Governmental Authority, self-regulatory organization or securities exchange necessary or material to the conduct of its business, and (c) qualify and remain qualified as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to qualify could not have a Material Adverse Effect. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof (provided that further entry into the financial services business, as well as service businesses related thereto, will not be prohibited by this Section 6.4).

     6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct in all material respects United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

     6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, statutes (including, without limitation, the Exchange Act, the Advisers Act and the Investment Company Act), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep all material portions of its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, upon at least two Business Days' notice (unless a Default or Unmatured Default has occurred and is continuing) and during normal business hours, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

     6.10. Ownership of Subsidiaries.    The Borrower will continue to own
beneficially and of record, free and clear of all Liens and restrictions, 100% of the outstanding shares of capital stock of Nuveen & Co., Nuveen Advisory, Nuveen Institutional, Nuveen Asset Management and, after the consummation of its acquisition by the Borrower, Rittenhouse.

     6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (a  The Loans;

     (b Short-term Indebtedness used to finance (i) municipal bond and UIT inventory positions or (ii) temporary investments in variable rate demand obligations arising in connection with remarketing activities of the Borrower and its Subsidiaries;

     (c Securities sold under agreements to repurchase (to the extent such obligations constitute Indebtedness) and Rate Hedging Obligations incurred in the ordinary course of business;

     (d  Contingent Obligations permitted by Section 6.16;

     (e Contingent pay-out and similar obligations relating to prior acquisitions by the Borrower and to acquisitions permitted hereunder;

     (f Unsecured Indebtedness relating to the financing of Distribution Receivables in an aggregate principal amount not exceeding the amount of such Receivables; and

     (g  Other unsecured Indebtedness not otherwise permitted by this Section
6.11 in an aggregate principal amount not exceeding $10,000,000.

     6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist, and (c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.

     6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of municipal bond and UIT inventories, variable rate demand obligations (in connection with remarketing activities) and other marketable securities sold in the ordinary course of business, (b) Distribution Receivables sold to a third party without recourse to the Borrower or any of its Subsidiaries in order to effect a securitization of such Receivables, and (c) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than sales of municipal bond and UIT inventories, variable rate demand obligations (in connection with remarketing activities) and other marketable securities sold in the ordinary course of business) as permitted by this Section 6.13 since the date hereof, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.14. Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, other than in the ordinary course of business.

     6.15. Investments and Purchases. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

     (a Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described on Schedule 5.9 hereto;

     (b Variable rate demand obligations (in connection with remarketing activities); securities purchased under agreements to resell; municipal bond and UIT inventories; and other marketable securities purchased in the ordinary course of business;

     (c Obligations of, or fully guaranteed by, the United States of America; commercial paper and other short-term notes and securities rated investment grade by a national securities rating agency; demand deposit accounts maintained in the ordinary course of business; and certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

     (d Additional Purchases of or Investments in the stock of Subsidiaries or the capital stock, assets, obligations or other securities of or interest in other Persons provided that (i) each such Person shall be (x) incorporated, organized or otherwise formed under the laws of any state of the United States, or under the laws of Canada, any member country of the European Economic Union, Switzerland, Liechtenstein, Japan, Australia or New Zealand, and (y) engaged in a line of business not substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof (which for this purpose shall be deemed to include the financial services business as well as service businesses related thereto), (ii) the transaction shall have been approved and recommended by the board of directors (or functional equivalent thereof) of such Person, and (iii) no Default or Unmatured Default shall have occurred and be continuing either immediately before or after giving effect to such transaction and no Material Adverse Effect would result therefrom; and

     (e  Seed Money.

     6.16. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except by endorsement of instruments for deposit or collection in the ordinary course of business.

     6.17. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (a Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

     (b Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;
     (c Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

     (d Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries; and

     (e Liens securing the Indebtedness permitted by Sections 6.11(b) and 6.11(c).

     6.18. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (b) transactions among the Borrower and Wholly-Owned Subsidiaries of the Borrower.

     6.19. Change in Corporate Structure; Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

     6.20. Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower, or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

     6.21. Financial Covenants. The Borrower on a consolidated basis with its Subsidiaries shall:

     6.21.1. Minimum Net Worth. At all times after the date hereof maintain a minimum Net Worth of at least $240,000,000.

     6.21.2. Leverage Ratio. Maintain a Leverage Ratio of not more than 2.75 to 1.

     6.22. Nuveen & Co. Net Capital. The Borrower shall cause Nuveen & Co. at all times after the date hereof to maintain a ratio of Net Capital to Aggregate Debit Items (as such terms are defined pursuant to SEC Rule 15c3-1 under the Exchange Act) of not less than 5.5%.

     6.23. ERISA Compliance. The Borrower will (a) fulfill, and cause each member of the Controlled Group to fulfill, its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, except where the failure to do so would not result in any liabilities to members of the Controlled Group in excess of $5,000,000, (b) comply, and cause each member of the Controlled Group to comply, with all applicable provisions of ERISA and the Code with respect to each Plan, except where such failure or noncompliance individually or in the aggregate would not have a Material Adverse Effect and
(c) not, and not permit any member of the Controlled Group to, (i) seek a waiver of the minimum funding standards under ERISA, (ii) terminate or withdraw from any Plan or (iii) take any other action with respect to any Plan which would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Plan, unless the actions or events described in the foregoing clauses (i), (ii) or
(iii) individually or in the aggregate would not have a Material Adverse
Effect.

                                 ARTICLE VII

                                   DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     7.2. Non-Payment. Nonpayment of (a) any principal of any Note when due, or (b) any interest upon any Note or any Facility Fee or other fee or obligations under any of the Loan Documents within three (3) days after the same becomes due.

     7.3. Specific Defaults. The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a), Section 6.4 or Sections 6.10 through
6.17 or Sections 6.19 through 6.23.

     7.4. Other Defaults. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

     7.5. Cross-Default. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $10,000,000 when due (other than contingent pay-out and similar obligations relating to prior acquisitions of the Borrower and to acquisitions permitted hereunder as to which a good faith dispute exists and which are being appropriately contested); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. Insolvency; Voluntary Proceedings. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7. Involuntary Proceedings. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days.

     7.8. Judgments. The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money of $25,000,000 or more (or multiple judgments or orders for the payment of an aggregate amount of $25,000,000 or more), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.9. Change in Control.  Any Change in Control shall occur.

     7.10. SIPC. The SEC or any self-regulatory organization has notified the SIPC pursuant to Section 5(a)(1) of the Securities Investor Protection Act of 1970 (the "SIPC Act") of facts which indicate that the Borrower or Nuveen & Co. is in or is approaching financial difficulty, or the SIPC shall file an application for a protective decree with respect to the Borrower or Nuveen & Co. under Section 5(a)(3) of the SIPC Act.

     7.11. Nuveen & Co. The SEC or other Governmental Authority shall revoke or suspend Nuveen & Co.'s license or authorization under federal or state law to conduct business as a securities broker-dealer (and such license or authorization shall not be reinstated within 5 days), or Nuveen & Co. shall be suspended or expelled from membership in the NASD or any other self-regulatory organization or securities exchange.

     7.12. ERISA. With respect to any Plan, the Borrower or any Subsidiary shall (a) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $10,000,000, whether or not waived, or permit any Unfunded Liability to exceed $10,000,000; or (b) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $10,000,000.


                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within ten Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

     (a Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

     (b  Reduce the percentage specified in the definition of Required Lenders;

     (c  Increase the amount of the Commitment of any Lender hereunder;

     (d  Extend the Facility Termination Date ;

     (e  Amend this Section 8.2;

     (f Permit any assignment by the Borrower of its Obligations or its rights hereunder; or

     (g Waive or amend the right to approve a successor to The St. Paul Companies, Inc. for purposes of clause (b) of the definition of "Change in Control".

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any other Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any stamp, documentary or similar taxes, assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents (other than in respect of the overall net income of any Lender) shall be paid by the Borrower, together with interest and penalties, if any.
     9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated June 26, 1997 in favor of First Chicago.

     9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, syndication, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement or the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to the Borrower by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither the Borrower nor any other Person is entitled to rely thereon.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

     9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15. Disclosure. Each Lender hereby (a) acknowledges and agrees that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waives any liability of First Chicago or such Affiliate to such Lender arising out of or resulting from such investments, loans or relationships which would not exist but for First Chicago's status as Agent hereunder.

     9.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent that it has taken such action.


                                  ARTICLE X

                                  THE AGENT

     10.1. Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement, any Loan Document or any transaction contemplated hereby or thereby.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and
(c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. The appointment of any successor Agent shall be subject to the prior approval of the Borrower, which approval shall not be unreasonably withheld. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.13. Co-Agents. There shall be no rights, obligations or liabilities afforded to or imposed upon the Co-Agents by virtue of their status as such.

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than its pro-rata share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                                 ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2. Participations.

     12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Participants shall be entitled to the benefits of the cost protection provisions contained in Sections 2.17, 3.1, 3.2, 3.4 and 9.7 to the same extent as if they were Lenders, provided that the Borrower shall not be required to reimburse Participants pursuant to such provisions in an amount in excess of the amount that would have been payable thereunder to such Lender had such Lender not sold such participation.

     12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (f) of Section 8.2.

     12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.

     12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that in the case of an assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of $10,000,000. Such assignment shall be substantially in the form of Exhibit C hereto or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

     12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment by the transferor Lender or Purchaser of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.4 Confidentiality. (a) Each Lender agrees with the Borrower that all information concerning the Borrower and its Subsidiaries that is furnished or has previously been furnished to such Lender by or on behalf of the Borrower (herein collectively referred to as the "Confidential Information") in connection with this Agreement or any other Loan Document, will be held and treated by such Lender in confidence and will not, except as hereinafter provided, without the prior consent of the Borrower, be disclosed by such Lender, in whole or in part, or be used by such Lender other than in connection with this Agreement or the other Loan Documents. Each Lender further agrees to disclose Confidential Information only to its Affiliates, and their respective directors, officers, employees, advisors, agents or representatives (collectively, "Related Persons") who need to know the Confidential Information for purposes of this Agreement or the other Loan Documents and who agree to keep such information confidential and to be bound by the terms of the agreement contained in this Section 12.4 to the same extent as if they were Lenders.

     (b) Notwithstanding the foregoing, the following will not constitute "Confidential Information" for purposes of the agreement contained in this
Section 12.4:

                 (i) information which was or becomes generally
            available to the public other than as a result of a disclosure by any Lender or Related Persons; and

                 (ii) information which was or becomes available
            on a nonconfidential basis from a source other than the Borrower who, insofar as is known to any Lender, is not prohibited from transmitting the information by a contractual, legal or fiduciary obligation to the Borrower.

     (c) Further, each Lender may disclose Confidential Information:

                 (i) to any Governmental Authority (or any
            self-regulatory organization) to which such Lender is or becomes subject, or in connection with an examination of such Lender by such Governmental
            Authority (or self-regulatory organization);

                 (ii) pursuant to subpoena or other legal process;

                 (iii) to any Person and in any proceeding
            necessary in such Lender's reasonable judgment to protect the interest of such Lender in connection with any claim or dispute involving such Lender; and

                 (iv) to any Participant or Purchaser or any other
            Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee if such Transferee has executed an Assignment Agreement or a participation agreement or other agreement containing a confidentiality agreement substantially in the form of the agreement contained in this Section 12.4.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.


                                 ARTICLE XIII

                                   NOTICES

     13.1. Giving Notice. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

     13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                         [signature pages to follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                    THE JOHN NUVEEN COMPANY


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Address:  333 West Wacker Drive
                                              Chicago, Illinois  60606
                                              Attn: Mr. John P. Amboian
                                              Telecopy:  (312) 917-7795
                                              Telephone: (312) 917-8027


Commitments
-----------

Revolving Credit                    THE FIRST NATIONAL BANK OF CHICAGO,
 Commitment           $50,000,000   Individually and as Agent

                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Lending Office for Floating Rate and
                                    Eurodollar Loans:

                                       One First National Plaza
                                       Suite 0159, 16th Floor
                                       Chicago, Illinois  60670
                                       Attn:  Mr. William J. Graham
                                       Telecopy:  (312) 732-3214
                                       Telephone: (312) 732-3537


                                    Address for Notices:
                                       One First National Plaza
                                       Suite 0085, 16th Floor
                                       Chicago, Illinois  60670
                                       Attn:  Mr. J. Dirk Vos
                                       Telecopy:  (312) 732-4033
                                       Telephone: (312) 732-5566

Revolving Credit                    BANK OF AMERICA NATIONAL TRUST AND
 Commitment           $50,000,000   SAVINGS ASSOCIATION,
                                    Individually and as Co-Agent


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Lending Office for Floating Rate and
                                    Eurodollar Loans, and Address for Notices:

                                       231 South LaSalle Street
                                       Chicago, Illinois  60697
                                       Attn:  Mr. John Hayes
                                       Telecopy:   (312) 987-0889
                                       Telephone:  (312) 828-1632


Revolving Credit                    THE CHASE MANHATTAN BANK,
 Commitment           $50,000,000   Individually and as Co-Agent


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Lending Office for Floating Rate and
                                    Eurodollar Loans, and Address for Notices:

                                       Broker/Dealer Division
                                       One Chase Manhattan Plaza, 21st Floor
                                       New York, NY 10081
                                       Attn: Ms. Therese C. Bechet
                                       Telecopy:  (212) 552-1118
                                       Telephone:  (212) 552-7785

Revolving Credit                    CITICORP USA, INC.
 Commitment           $25,000,000


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Lending Office for Floating Rate and
                                    Eurodollar Loans, and Address for Notices:

                                       399 Park Ave., 12th Floor
                                       New York, NY 10043
                                       Attn: Mr. David A. Dodge
                                       Telecopy:  (212) 371-6309
                                       Telephone: (212) 559-6842


Revolving Credit                    HARRIS TRUST & SAVINGS BANK
 Commitment           $25,000,000


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                    Lending Office for Floating Rate and
                                    Eurodollar Loans, and Address for Notices:

                                       111 West Monroe
                                       Chicago, Illinois  60690
                                       Attn: Mr. Scott M. Ferris
                                       Telecopy:  (312) 765-8201
                                       Telephone: (312) 461-2665

Aggregate Initial
 Revolving Credit
 Commitment           $200,000,000

                                                                       EXHIBIT A

                            REVOLVING CREDIT NOTE


$_______________                                          Dated:  ________, 1997


     FOR VALUE RECEIVED, THE JOHN NUVEEN COMPANY (the "Borrower") HEREBY PROMISES TO PAY to the order of__________________________________________
(the "Lender") the principal sum of_____________________ United States
Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its main office in Chicago, Illinois in immediately available funds. The Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender on its books and records in accordance with its usual practices; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Revolving Credit Note.

     This Revolving Credit Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 8, 1997 by and among the Borrower, the financial institutions signatory thereto (including the Lender) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Credit Note.

     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                                    THE JOHN NUVEEN COMPANY


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------

                                                                       EXHIBIT B

                            COMPLIANCE CERTIFICATE


     I,__________________ certify that I am the____________________ of  THE JOHN
NUVEEN COMPANY (the "Borrower"), and that as such I am authorized to execute this Compliance Certificate on behalf of the Borrower, and DO HEREBY FURTHER CERTIFY on behalf of the Borrower that:

     1. I have reviewed the terms of that certain Credit Agreement dated as of August 8, 1997 among the Borrower, the financial institutions named therein
(the "Lenders") and The First National Bank of Chicago, as agent (the "Agent") (as amended, supplemented or modified from time to time, the "Credit
Agreement") and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries (as this and other capitalized terms not defined herein are defined in the Credit Agreement) during the accounting period covered by the attached financial statements;

     2. The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

     3. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in Sections 6.13, 6.21.1,
6.21.2 and 6.22 of the Credit Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ______________, 19__.

                                    THE JOHN NUVEEN COMPANY


                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------

                                                                      SCHEDULE I



SECTION 6.13 -- SALE OF ASSETS

Asset Dispositions for period from August 8, 1997 to date of determination:

   1.   Permitted asset dispositions:

        10% of consolidated total assets of the Borrower and its Subsidiaries as
        of the last day of preceding Fiscal Quarter*                $_________

   2.   Actual asset dispositions for such period                   $_________

        *Note: must also demonstrate (to the extent calculable) that total asset dispositions for such period do not involve Property which is responsible for more than 10% of the consolidated net sales or 20% of the Net Income of the Borrower and its Subsidiaries for the 12-month period ending as of the last day of the Fiscal Quarter next preceding the date of determination.

SECTION 6.21.1 -- MINIMUM NET WORTH

I    Required  Net Worth:                                           $240,000,000

II   Actual Net Worth:                                              $__________

SECTION 6.21.2 -- LEVERAGE RATIO

I    Maximum Leverage Ratio                                          2.75 to 1

II   Actual Leverage Ratio:

     1.   Consolidated Indebtedness of the Borrower and its
           Subsidiaries                                           $____________

     2.   Short-term Indebtedness used to finance temporary
           Investments in VRDOs                                   $____________

     3.   Amount obtained by subtracting (b) from (a)             $____________

     4.   Annual Operating Cash Flow (preceding four Fiscal
           Quarters)                                              $____________

     5.   Ratio of (c) to (d)                                     _____ to 1


SECTION 6.22 -- NUVEEN & CO. NET CAPITAL RATIO

I    Minimum Net Capital Ratio 5.5%

II   Actual Net Capital Ratio

     (a)  Net Capital                                             $____________

     (b)  Aggregate Debit Items                                   $____________

     (c)  Ratio of (a) to (b)                                     ____%

                                                                       EXHIBIT C

                                   FORM OF
                             ASSIGNMENT AGREEMENT


     This Assignment Agreement (this "Assignment Agreement") between _______________________________ (the "Assignor") and _________ (the "Assignee")
is dated as of ___________________, 19__.  The parties hereto agree as follows:

     2.1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of
Schedule 1 attached hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     2.2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the Loans and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     2.3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent pursuant to Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     2.4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder, and (b) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor, (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (x) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date, and (y) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.] In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

* Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     2.5. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of any Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents,
(e) inspecting any of the Property, books or records of any Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     2.6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

* to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     2.7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement. The obligations of the Assignee under this Section 7 shall survive the payment of all amounts hereunder and the termination of this Agreement.

     2.8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to and in accordance with Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person; provided, that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 6 and 7 hereof.

     2.9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     2.10. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     2.11. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     2.12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                    [NAME OF ASSIGNOR]


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------
                                          ----------------------------------
                                          ----------------------------------



                                    [NAME OF ASSIGNOR]


                                    By:
                                       -------------------------------------

                                    Title:
                                          ----------------------------------
                                          ----------------------------------
                                          ----------------------------------

                                  SCHEDULE 1
                           TO ASSIGNMENT AGREEMENT


I    Description and Date of Credit Agreement:

            That certain Credit Agreement dated as of August 8,
            1997 among The John Nuveen Company, the financial institutions named therein and The First National Bank of Chicago, as agent.

II   Date of Assignment Agreement: ______________, 19

III  Amounts (As of Date of Item 2 above):

     1  Total of Commitments (Loans)*
        under Credit Agreement      $_____________

     2  Assignee's percentage of the
        (Loans)* Commitments purchased
        under the Assignment Agreement**    _________%

IV   Assignee's aggregate (Loan amount)*
     Commitment amount purchased hereunder:   $_____________

V    Proposed Effective Date:          _____________


Accepted and Agreed:

[NAME OF ASSIGNOR]                     [NAME OF ASSIGNEE]


By:                                    By:
   ----------------------------------     -----------------------------------

Title:                                 Title:
      -------------------------------        --------------------------------


* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**   Percentage taken to 10 decimal places

               ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT


        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  EXHIBIT I
                           TO ASSIGNMENT AGREEMENT


                             NOTICE OF ASSIGNMENT

                                                         ______________ __, 19__

To:   The John Nuveen Company
      333 West Wacker Drive
      Chicago, Illinois  60606

      The First National Bank of Chicago
      One First National Plaza
      Chicago, IL  60670

From: [NAME OF ASSIGNOR] (the "Assignor")

      [NAME OF ASSIGNEE] (the "Assignee")


     0.1. We refer to the Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

     0.2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

     0.3. The Assignor and the Assignee have entered into an Assignment
Agreement, dated as of___________________, 19   (the "Assignment"), pursuant to
which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facilities. The effective date of the Assignment (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent; provided, that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     0.4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof and will confer with the Agent to determine the

Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     0.5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

     0.6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from the Borrower upon its receipt of new Notes in the appropriate amount.

     0.7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     0.8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     0.9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                     [NAME OF ASSIGNEE]

By:                                    By:
   ----------------------------------     -----------------------------------

Title:                                 Title:
      -------------------------------        --------------------------------

ACKNOWLEDGED AND CONSENTED TO          ACKNOWLEDGED AND CONSENTED
BY THE FIRST NATIONAL BANK OF          TO BY THE JOHN NUVEEN COMPANY
CHICAGO, as Agent

By:                                    By:
   ----------------------------------     -----------------------------------

Title:                                 Title:
      -------------------------------        --------------------------------


                [Attach photocopy of Schedule 1 to Assignment]